UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2026

POSTAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38903	83-2586114
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
75 Columbia Avenue
Cedarhurst,NY 11516
(Address of principal executive offices and zip code)
(516) 295-7820
(Registrant’s telephone number)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2026 (the “Closing Date”), Postal Realty Trust, Inc. (the “Company”), as guarantor, Postal Realty LP (the “Operating Partnership”), as borrower, and certain indirect subsidiaries of the Company entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Truist Bank, as administrative agent, and certain lenders party thereto, which amends and restates in its entirety the Amended and Restated Credit Agreement, dated as of September 19, 2025 (as such agreement was amended from time to time, the "Prior Credit Agreement") which was previously in effect.

The Credit Agreement provides for a (i) $275 million senior unsecured revolving credit facility (the “Revolving Facility”), and (ii) $340 million of term loan facilities (the "Term Loan Facilities," and, collectively with the Revolving Facility, the "Credit Facilities"). The Term Loan Facilities consists of a (a) $90 million senior unsecured term loan facility (the "2028 Term Loan"), all of which was previously advanced to the Operating Partnership under the Prior Credit Agreement and remains outstanding under the Credit Agreement as of the Closing Date, (b) $100 million senior unsecured term loan facility (the "2029 Term Loan"), all of which was previously advanced to the Operating Partnership under the Prior Credit Agreement and remains outstanding under the Credit Agreement as of the Closing Date and (c) $150 million senior unsecured term loan (the "2031 Term Loan") consisting of (1) a $115 million term loan previously advanced to the Company under the Prior Credit Agreement and which remains outstanding as of the Closing Date and (2) $35 million of new term loans advanced to the Operating Partnership on the Closing Date. The Credit Agreement also provides that, subject to customary conditions, including obtaining lender commitments and compliance with its financial maintenance covenants under the Credit Agreement, the Operating Partnership may seek to increase the lending commitments under the Credit Agreement by up to $175 million, in the case of the Revolving Facility, and up to $160 million, in the case of the Term Loan Facilities or one or more new term loan facilities.

The Operating Partnership currently expects to use future borrowings under the Credit Facilities for general corporate and working capital purposes, which may include repayment of indebtedness, real estate acquisitions and investments and capital expenditures.

The Revolving Facility has a maturity date of November 15, 2030, the 2028 Term Loan has a maturity date of February 11, 2028, the 2029 Term Loan has a maturity date of February 11, 2029 and the 2031 Term Loan has a maturity date of January 15, 2031. Each of the Revolving Credit Facility and the 2031 Term Loan may be extended for one 12-month period at the Operating Partnership's discretion. The Operating Partnership may elect at any time and from time to time to prepay all or any portion of the loans under the Credit Facilities prior to maturity without premium or penalty, subject to payment of usual and customary breakage costs.

The interest rates applicable to loans under the Credit Facilities are, at the Operating Partnership’s option, equal to:

(i)     in the case of the Revolving Facility, either a base rate plus a margin ranging from 0.15% to 0.55% per annum or SOFR plus a margin ranging from 1.15% to 1.55% per annum; and

(ii)     in the case of the Term Loan Facility, either a base rate plus a margin ranging from 0.10% to 0.50% per annum or SOFR plus a margin ranging from 1.10% to 1.50% per annum, in each case based on the Company’s consolidated leverage ratio. SOFR, as defined in the Credit Agreement, cannot be less than 0.00% at any time. In addition, with respect to the Revolving Facility, the Operating Partnership will pay, if the usage of the Revolving Facility is equal to or less than 50% thereof, an unused facility fee of 0.20% per annum, or if the usage of the Revolving Facility is greater than 50% thereof, an unused facility fee of 0.15% per annum, in each case on the average daily unused commitments under the Revolving Facility.

In addition, the Credit Agreement allows for a decrease in the applicable margin of the Credit Facilities by 0.02% if the Company achieves certain sustainability targets as set forth in the Credit Agreement.

The Credit Facilities are guaranteed, jointly and severally, by the Company and certain indirect subsidiaries of the Company. The Credit Agreement contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company, the Operating Partnership and certain indirect subsidiaries of the Company to incur indebtedness, grant liens on their assets, make certain types of investments, engage in acquisitions, mergers or consolidations, sell assets, enter into certain transactions with affiliates and pay dividends or make distributions. The Credit Agreement also requires the Company to comply with consolidated financial maintenance covenants to be tested quarterly, including a minimum fixed charge coverage ratio, maximum total leverage ratio, minimum tangible net worth, maximum secured leverage ratio, maximum unsecured leverage ratio and minimum unsecured debt service coverage ratio.

The Credit Agreement also contains customary events of default, including the failure to make timely payments under the Credit Facilities, any event or condition that makes other material indebtedness due prior to its scheduled maturity, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency. The occurrence of an event of default under the Credit Agreement may result in all loans and other obligations becoming immediately due and payable and the Credit Facilities being terminated and allow the lenders to exercise all rights and remedies available to them.

Several of the lenders and their affiliates have provided, and they and other lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company and its subsidiaries for which they have received, and may in the future receive, customary fees and expenses.

The foregoing description of the Credit Facilities and the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events

On July 6, 2026, the Company issued a press release in connection with its entry into the Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1
Second Amended and Restated Credit Agreement, dated July 2, 2026, by and among Postal Realty LP, Postal Realty Trust, Inc., the certain subsidiaries from time to time party thereto as guarantors, Truist Bank, as administrative agent, and the several banks and financial institutions party thereto as lenders.

99.1	Press Release of Postal Realty Trust, Inc., dated July 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2026

POSTAL REALTY TRUST, INC.

By:	/s/ Jeremy Garber
Name: Jeremy Garber
Title: President, Treasurer and Secretary